SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

|X|   Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|_|   Definitive Information Statement

                               INNER SYSTEMS, INC.
                (Name of Registrant as Specified in its Charter)

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|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                        P R E L I M I N A R Y    C O P Y

                               INNER SYSTEMS, INC.
                                 1895 Byrd Drive
                           East Meadow, New York 11554

                              INFORMATION STATEMENT
                              (Dated May __, 2007)


      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE "ACTIONS", DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF THE SHAREHOLDERS WHO OWN A MAJORITY (76.2%) OF THE OUTSTANDING SHARES OF COMMON STOCK OF INNER SYSTEMS, INC. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

                                     GENERAL

      This Information Statement is being furnished on or about the date first set forth above to holders (who are holders of record as of the close of business on May 21, 2007) of the common stock, $0.001 par value per share ("Common Stock"), of Inner Systems, Inc., a New York corporation ("we" or the "Company"), in connection with the following (the "Actions"):

      1. Increasing the number of authorized shares of Common Stock from 20,000,000 to 100,000,000; and

      2. Amending the Company's Certificate of Incorporation, with the only amendment being the increase of the number of authorized shares of Common Stock described above.

      Our Board of Directors has unanimously approved, and John M. Sharpe, Jr., our President, who owns 762,291 shares (76.2%) of the 1,000,000 shares of Common Stock outstanding as of the date of this Information Statement, has consented in writing to, the Actions. Such approval and consent are sufficient under Section 615 of the Business Corporation Law of the State of New York ("BCL") and our By-Laws to approve the Action. The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Actions is authorized by
Section 615 of the BCL, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Actions as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors voted to utilize the written consent of stockholders holding a majority of the voting power of the Company. Our Board of Directors does not intend to solicit any proxies or consents in connection with the foregoing actions. Accordingly, the Actions will not be submitted to our other shareholders for a vote and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Actions in accordance with the requirements of New York law and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.

      The offices of the Company are located at 1895 Byrd Drive, East Meadow, New York 11554 and the Company's telephone number is (516) 794-2179.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      As of Mat 21, 2007, the Company's authorized capitalization consists of 20,000,000 shares of Common Stock par value $0.001, of which 1,000,000 were issued and outstanding and 5,000,000 shares of Preferred Stock par value $0.001, none of which were issued and outstanding. Holders of Common Stock have equal rights to receive dividends when, as and if declared by our Board of Directors, out of funds legally available therefore. Holders of Common Stock have one vote for each share held of record and do not have cumulative voting rights and are entitled, upon liquidation of the Company, to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of Common Stock are not redeemable and have no preemptive or similar rights. All outstanding shares of Common Stock are fully paid and nonassessable.

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                     INCREASE IN NUMBER OF AUTHORIZED SHARES

      The Company intends to increase the number of shares of its Common Stock that it is authorized to issue. The Company believes that this increase in the number of authorized shares is appropriate and in the best interests of the Company. The increase in the number of authorized shares of our Common Stock will become effective upon the Company's filing of the Certificate of Amendment of Certificate of Incorporation, described below, with the Secretary of State of New York.

      Since the number of authorized shares of our Common Stock will be increased to 100,000,000, the issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

      The Company intends to file with the Secretary of State of New York its Certificate of Amendment of Certificate of Incorporation, in the form attached hereto as Exhibit A, approximately 21 days after the date of this Information Statement. The only amendment to the Company's Certificate of Incorporation will be with respect to the increase of the number of authorized shares of Common Stock of the Company from 20,000,000 to 100,000,000.

                         DISSENTERS' RIGHT OF APPRAISAL

      Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under New York law in connection with the increase in the number of authorized shares of our Common Stock.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of February 28, 2007 by (i) each person who, to our knowledge, beneficially owns more than 5% of outstanding shares of our Common Stock; (ii) each of our current directors and executive officers; and (iii) all of our current directors and executive officers as a group:

Name of
Beneficial Owner                             No. of Shares      Percent of Class
--------------------                         -------------      ----------------

John M. Sharpe, Jr.                             762,291               76.2%

Pryor & Mandelup                                 65,000                6.5%

All Officers & Directors as a Group
(1 person)                                      762,291               76.2%



                                             By order of the Board of Directors,

                                             John M. Sharpe, Jr.,
                                             Secretary

May 21, 2007

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

                                    EXHIBIT A



                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               INNER SYSTEMS, INC.

                Under Section 805 of the Business Corporation Law



FIRST:  The name of the corporation is: Inner Systems, Inc.


SECOND: The date of filing of the certificate of incorporation with the Department of State is September 16, 1997.


THIRD:  The amendment effected by this certificate of amendment is as follows:

Paragraph FOURTH of the Certificate of Incorporation relating to the number of authorized shares is hereby amended to read in its entirety as follows:


        "FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 105,000,000 shares, par value $.001 per share, of which 100,000,000 are common shares, $.001 par value per share, and 5,000,000 are preferred shares, $.001 par value per share. The Board of Directors may divide the preferred shares into one or more series and issue such preferred shares from time to time with such preferences, privileges, limitations and relative rights as it may determine."

FOURTH: This certificate of amendment was authorized by the vote of the board of directors followed by receipt by the Corporation of the written consent of the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted.


/s/ John M. Sharpe, Jr.
-----------------------
John M. Sharpe, Jr., Secretary

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